EXHIBIT 21

                                  SUBSIDIARIES

         The Company was incorporated in Texas in 1973. The following is a listing of significant subsidiaries of the Company as of March 18, 1997:

                                                                               % Voting
                                                                               Securities
                                                     Jurisdiction of          or Beneficial
                                                      Incorporation          Interest Owned
          Name of Subsidiary                         or Organization         by the Company
------------------------------------------------  ---------------------    ----------------
Alaska Pipeline Company                                  Alaska                  100%
Global Natural Resources Inc.                          New Jersey                100%
Global Natural Resources Corporation of Nevada           Nevada                  100%
Seagull East Zeit Petroleum Ltd.                      Cayman Islands             100%
Seagull Energy Canada Holding Company                     Wyoming                100%
Seagull Energy Canada Ltd.                           Alberta, Canada             100%
Seagull Energy E&P Inc.                                 Delaware                 100%
Seagull Pipeline & Marketing Company                    Delaware                 100%
Seagull Marketing Services, Inc.                          Texas                  100%
Seagull Midcon Inc.                                     Delaware                 100%
Seagull Mid-South Inc.                                  Delaware                 100%